UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2016

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Global Eagle Entertainment Inc. (the “Company” or “we”) today announced that on October 17, 2016 it appointed Frank Mullen to serve as its new Senior Vice President & Chief Accounting Officer starting November 3, 2016 (the “Commencement Date”).

Prior to joining the Company, Mr. Mullen, age 47, served as Vice President & Controller of Pinnacle Foods, Inc. from September 2015 to November 2016.  Prior to Pinnacle Foods, Mr. Mullen held various roles at Aramark, including Vice President & Assistant Corporate Controller from May 2014 to August 2015 and Associate Vice President—Corporate Accounting from April 2006 to May 2014.  He started his career in the Audit & Assurance group of Arthur Andersen LLP.  Mr. Mullen received a Bachelor of Science degree from Villanova University and is a Certified Public Accountant.

Employment Agreement

The Company and Mr. Mullen entered into an employment letter agreement (the “Employment Agreement”) dated October 17, 2016.

The Employment Agreement provides for the following:

•      Initial Annual Base Salary. $275,000

•      Sign-On Bonus. $50,000

•      Initial Annual Performance Bonus.  Starting in 2017, Mr. Mullen will be eligible for an annual cash performance bonus with an initial target of 50% of his annual base salary.  For the partial 2016 performance year, he will be eligible to receive a bonus of $34,500.

•      Relocation Allowance and Temporary Lodging Stipend. At his election, Mr. Mullen will receive either a relocation allowance to cover moving expenses of up to $45,000 or the standard Company-provided relocation benefit to senior employees.  In addition, he will receive a temporary lodging stipend until November 3, 2017 or, if earlier, until he establishes a permanent residence in a location to be designated by the Chief Financial Officer.

•      Base-Salary Severance Protection. If the Company terminates Mr. Mullen’s employment without “cause” (as defined in the Employment Agreement), then Mr. Mullen will receive continued payment of his then-current annual base salary for six months after his termination date.

•      Equity Grants. On the Commencement Date, Mr. Mullen received the following awards under our Amended and Restated 2013 Equity Incentive Plan (the “Equity Plan”):

•      Stock Options.

•      $200,000 in grant-date value of our traditional “time-vesting” non-qualified stock options to purchase shares of the Company’s common stock (the “Option Award”).  The Option Award vests with respect to 25% of the shares underlying it on November 3, 2017, with the remaining 75% vesting in equal monthly installments over the following three years (subject to continuous employment through each vesting date).

•      If the Company terminates Mr. Mullen’s employment without cause within 12 months following a “change of control” (as defined in the Equity Plan), then all outstanding unvested options subject to the Option Award will immediately and automatically vest upon the termination date.

•      RSUs.

•      $200,000 in grant-date value of our traditional “time-vesting” restricted stock units (the “RSU Award”).  The RSU Award will vest in four equal annual installments, with the first installment vesting on November 3, 2017 and the remaining installments vesting annually thereafter (subject to continuous employment through each vesting date).

•      If the Company terminates Mr. Mullen’s employment without cause within 12 months following a change of control, then all outstanding and unvested restricted stock units subject to the RSU Award will immediately and automatically vest upon the termination date.

•      PSUs.

•      $150,000 in grant-date value (at target) of our Relative Total Shareholder Return (TSR) Performance-Based Restricted Stock Units (the “PSU Award”).  We describe this type of equity award in Item 5.02 of our Current Report on Form 8-K filed on October 17, 2016 (the “PSU 8-K”), and incorporate such description herein by reference.

•      Mr. Mullen’s PSU Award will vest subject to the terms and conditions, and using the payout percentages, as described in the PSU 8-K.

We qualify the foregoing summary by reference to the Employment Agreement, a copy of which we have filed as Exhibit 10.1 and incorporate by reference herein.

Except for the Employment Agreement and the related equity award agreements, there are no arrangements or understandings with the Company pursuant to which Mr. Mullen was appointed to his position. There are no family relationships between Mr. Mullen and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Tom Severson
Name: Tom Severson
Title: Chief Financial Officer

Dated: November 3, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Letter Agreement, dated October 17, 2016, between the Company and Frank Mullen.